Exhibit 10.3

BLUE WATER VACCINES INC.

2019 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE (CONSULTANTS)

Blue Water Vaccines Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (the “Plan”), hereby grants to the Participant identified below stock options (the “Stock Options”) to purchase the number of shares of the Company’s common stock set forth below. These Stock Options are subject to all of the terms and conditions as set forth herein and in the Stock Option Grant Agreement, and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Number of Shares Subject to Option:
Vesting Commencement Date:
Expiration Date:
Exercise Price (Per Share):

Vesting Schedule:

Vesting Date	Number of Purchasable Shares	Total Number of Purchasable Shares

Performance Vesting: [None]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Grant Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Grant Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject:

BLUE WATER VACCINES INC.		PARTICIPANT:

By:
Name:	Joseph Hernandez	Name:
Title:	Chief Executive Officer

BLUE WATER VACCINES INC.

2019 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT AGREEMENT (CONSULTANTS)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Grant Agreement, Blue Water Vaccines Inc. (the “Company”) has granted you stock options under its 2019 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Grant Agreement but defined in the Plan shall have the same definitions as in the Plan.

The terms and conditions of your Stock Options are as follows:

1. Grant of Stock Options. The Company hereby grants you the right and option to purchase that number of shares of the Common Stock of the Company set forth in your Stock Option Grant Notice (the “Shares”), subject to satisfaction of the vesting schedule set forth in your Stock Option Grant Notice and the other conditions set forth in this Agreement and the terms of the Plan. None of your Stock Options will qualify as incentive stock options under Section 422 of the Code.

All of the terms of the Plan relating to Stock Options are incorporated into this Agreement by reference.

2. Continued Services and Other Covenants of the Grantee. In consideration for the Options, you (the “Participant”) agree to:

(a) continue providing services to the Company as a Consultant (or as an Employee, if you later become employed by the Company) through the Vesting Dates described in Section 3; and

(b) execute a joinder or other documentation necessary to become a party to the Stockholder Agreements with the Company before any shares of the Common Stock are issued to you pursuant to exercise of the Stock Options; and

(c) execute a non-competition agreement with the Company and be bound by the covenant not to compete and other restrictive covenants set forth in such non-competition agreement, as described in Section 12 of this Agreement.

You agree that your execution of a Joinder to the Stockholder Agreements and the non-competition agreement are conditions to the Company’s obligation to issue any shares of Common Stock to you pursuant to your exercise of the Stock Options granted under this Agreement.

3. Vesting Schedule. (a) Unless some or all of the Stock Options granted to you under this Agreement have become vested at an earlier date pursuant to Subsection 3(c) below, the Stock Options shall vest and become exercisable on the Vesting Dates specified in the Vesting Schedule in your Grant Notice, but only if you have remained in “Continuous Service” by the Company through those Vesting Dates.

(b) For purposes of this Agreement, the term “Continuous Service” with the Company means that your performance of services for the Company or one of the Company’s subsidiaries, whether as an Employee or Consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or one of its subsidiaries as an Employee or Consultant, or a change in the subsidiary for which you render such service will not terminate your Continuous Service, provided that there is no interruption or termination of your service with the Company or its subsidiaries.

(c) Notwithstanding the preceding Section 3(a), the Options granted to you under this Agreement shall become vested and exercisable before the Vesting Schedule in your Vesting Dates specified in the Grant Notice, if either:

(1) the performance goals (if any) set forth in the Grant Notice have been met before such Vesting Date; or

(2) a Change in Control (as defined in the Plan) has occurred before the Vesting Date.

4. Manner of Exercise. If you elect to exercise the Stock Options to purchase shares of Common Stock, you shall give written notice of such exercise to the Secretary of the Company. The notice of exercise shall state the number of shares of Common Stock as to which the Stock Options are being exercised. You may exercise the Stock Options to purchase all, or any lesser whole number, of the number of shares of Common Stock that you are then permitted to purchase under Section 2.

5. Payment for Shares. Full payment of the option price for the shares of Common Stock purchased by exercising the Stock Options shall be due at the time the notice of exercise is delivered pursuant to Section 4. Such payment may be made:

(i)	by cash, check, bank draft or money order payable to the Company;

(ii)	by delivery of shares of Common Stock you have owned for at least six (6) months with a fair market value equal to the option price; or

(iii)	by a “net exercise” arrangement pursuant to which the Company will reduce the number of Option Shares issuable to you upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the option price, and will apply the withheld shares to payment of the option price on your behalf and issue the net remaining shares; or

(iv)	in any other form acceptable to the Company.

6. Issuance of Stock Certificates for Shares. The stock certificates (or other evidence of ownership) for any shares of Common Stock issuable to you upon your exercise of the Stock Options shall be delivered to you (or to the person to whom your rights shall have passed by will or the laws of descent and distribution) as promptly after the date of exercise as is feasible, but not before you have paid the option price for such shares and made any arrangements for tax withholding, as required by Section 7.

The stock certificate or certificates representing the Shares issued under this Agreement shall be legended in the following manner:

“The shares represented by this Certificate have not been registered under the Securities Act of 1933, and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. No such transfer may be affected without an effective registration statement related thereto or an option of counsel in a form satisfactory to the Company that such registration is not required under the Securities Act of 1933 and any applicable state securities laws.”

Furthermore, such stock certificate or certificates may also be issued with any other legends that may be required by the Company, the Stockholder Agreements or state or federal securities laws.

7. Tax Withholding. Whenever you exercise the Stock Options, the Company shall notify you of the amount of tax (if any) that must be withheld by the Company under all applicable federal, state and local tax laws. With respect to each exercise of the Stock Options, you agree to make arrangements with the Company to (a) remit the required amount to the Company in cash, (b) authorize the Company to withhold a portion of the shares of Common Stock otherwise issuable upon the exercise with a value equal to the required amount, (c) deliver to the Company shares of Common Stock with a value equal to the required amount, (d) authorize the deduction of the required amount from your regular compensation, or (e) otherwise provide for payment of the required amount in any other manner satisfactory to the Company.

8. Termination. Except as otherwise provided in Subsections 8(b) or (c) or Section 9 below, if your Continuous Service terminates (other than for Cause), you may exercise your Stock Options (to the extent that you were entitled to exercise such Stock Options as of the date of termination) within the period of time ending on the earlier of (i) the date which occurs three (3) months following the termination of your Continuous Service and (ii) the expiration of the term of the Stock Options as set forth in the Stock Option Grant Notice. If, after termination of Continuous Service, you have not exercised the Stock Options within this applicable time frame, the Stock Options or will terminate.

(a) If your Continuous Service is terminated for “Cause”, the Stock Options granted to you under this Agreement will terminate immediately upon your termination of Continuous Service, and you will be prohibited from exercising such Stock Options from and after the time of such termination.

For this purpose, except to the extent that a different definition of termination for “cause” applies pursuant to the terms of a written employment, consulting or other agreement between you and the Company (or a subsidiary of the Company), the Company shall have “Cause” to terminate your services upon; (i) conviction of any felony, (ii) conviction of any lesser crime or offense committed in connection with the performance of your duties hereunder or involving dishonesty, fraud or moral turpitude, (iii) alcoholism or drug addiction which materially impairs your ability to perform you duties under such agreement, (iv) your failure or refusal to substantially and materially perform your duties for the Company (other than absences due to illness or vacation) after the Company provides you a written notice specifically identifying the manner in which you have failed to materially perform your duties), (v) your misconduct, malfeasance or dishonesty that results, or is reasonably likely to result, in material and demonstrative harm to the Company or any of its subsidiaries or affiliates, (vi) any action by you involving willful disloyalty to the Company, such as embezzlement, fraud, or misappropriation of Company assets; or (viii) your breach in any material respect, any provision of any non-competition or confidentiality agreement or any other non-disclosure agreement with the Company. However, if you are providing services under any other agreement with the Company (including, but not limited to, an employment or consulting agreement) which defines the term “Cause,” the definition of the term “Cause” set forth in such other agreement shall also be applied for purposes of this Agreement.

(b) If your Continuous Service terminates as a result of your Disability, you may exercise the Stock Options granted to you under this Agreement, but only within such period of time ending on the earlier of (i) the date which occurs twelve (12) months following such termination of Continuous Service, and (ii) the expiration of the term of the Stock Options as set forth in the Stock Option Grant Notice. If you do not exercise your Stock Options within the applicable time frame, the Stock Options will terminate.

(c) For purposes of this Agreement, your “Continuous Service” with the Company means that your performance of services for the Company or one of the Company’s subsidiaries, whether as an Employee or Consultant, is not interrupted or terminated. A change in the capacity in which you render service to the Company or one of its subsidiaries as an Employee or Consultant, or a change in the subsidiary for which you render such service will not terminate your Continuous Service, provided that there is no interruption or termination of your service with the Company or its subsidiaries.

9. Death. If your Continuous Service terminates as a result of your death, or you die within the period (if any) specified in Section 8(b) above for exercisability after the termination of your Continuous Service (for a reason other than death), then the Stock Options granted to you under this Agreement may be exercised (to the extent you were entitled to exercise such Stock Options as of the date of death) by your estate, by a person who acquired the right to exercise the Stock Options by bequest or inheritance or by a person designated to exercise the Stock Options upon your death, but only within the period ending on the earlier of (i) twelve (12) months following the date of death, and (ii) the expiration of the term of such Stock Options as set forth in the Stock Option Grant Notice. If the Stock Options are not exercised within the applicable time frame after your death, the Stock Options will terminate.

10. Representations of Participant. By signing this Grant Agreement, you represent, warrant, and agree as follows, and the parties agree that the Company may rely on the same in consummating the issuance of the Shares to you under the terms of this Agreement:

(a) No Representations. You are entering into this Agreement, and will acquire the Shares, solely on the basis of your own familiarity with the Company and all relevant factors about the Company’s affairs, and neither the Company nor the officers or directors of the Company has made any express or implied representations, covenants, or warranties to you with respect to such matters.

(b) Investment Purpose. You will be acquiring the Shares covered by this Agreement for your own account for investment and not with a view to the resale or distribution of the Shares.

(c) Economic Risk. You are willing and able to bear the economic risk of an investment in the Shares (in making this representation, attention has been given to whether you can afford to hold the Shares for an indefinite period of time and whether, at this time, you can afford a complete loss of the investment).

(d) Holding of Restricted Stock. You acknowledge that the Shares to be issued under this Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act or an exemption from such registration is available, as determined by an opinion of counsel rendered to the Company. The Company shall make a notation in its transfer records regarding such restrictions on transfer of the Shares, and the Shares shall not be sold without registration under the 1933 Act or exemption therefrom, as such exemption may be determined by an opinion of counsel rendered to the Company.

(e) State of Residence. You are an individual residing in the State of [________], and are not a resident or part-year resident of any other state.

11. Securities Laws. The Company may from time to time impose such conditions on the transfer of the Shares issued to you this Agreement as it deems necessary or advisable to ensure that any transfers of the Shares issued pursuant to this Agreement will satisfy the applicable requirements of federal and state securities laws. Such conditions to satisfy applicable federal and state securities laws may include, without limitation, the partial or complete suspension of the right to transfer the Shares issued under this Agreement until the Shares have been registered under the 1933 Act (as defined in Section 10(d) above).

12. Covenant Not to Compete and Nonsolicitation Covenant. If you have not already executed a non-competition agreement with the Company, you shall provide the Company with a signed non-competition agreement simultaneously with the execution of the Stock Option Grant Agreement. Your execution and delivery of the non-competition agreement in a form reasonably satisfactory to the Company shall be a condition to the Company’s obligation to issue any Shares to you under this Agreement. In consideration of the Shares, you agree that if, at any time during the periods set forth in the non-competition agreement, you violate the covenants not to compete or the non-solicitation covenants set forth in the non-competition agreement without the express prior consent of the Company, you will forfeit the Shares issued under this Agreement and will also be obligated to repay any payments you have received from the Company in exchange for the redemption of Shares issued to you under this Agreement (not including any income or payroll taxes paid with respect to or withheld from such payments).

13. Governing Plan Document. Your Stock Options are subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Stock Options, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Stock Option and those of the Plan, the provisions of the Plan shall control.

14. Grant Not to Affect Services. Neither this Agreement nor the issuance of the Shares to you shall confer upon you any right to continue to perform services for the Company as a consultant or otherwise, and this Agreement shall not in any way modify or restrict any rights the Company may have to terminate your services under any consulting or other agreement under which you provide services to the Company.

15. Miscellaneous.

(a) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(b) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.